UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2011

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address of principal executive offices) (Zip Code)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry Into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 below is incorporated into this Item 1.01 by reference.

Item 2.01.                 Completion of Acquisition or Disposition of Assets.

On December 9, 2011, AGL Resources Inc., a Georgia corporation (the “Company” or “we”), completed its previously announced merger with Nicor Inc., an Illinois corporation (“Nicor”).  Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of December 6, 2010, as amended (the “Merger Agreement”), by and among the Company, Nicor, Apollo Acquisition Corp., an Illinois corporation and a wholly owned subsidiary of the Company (“Merger Sub”) and Ottawa Acquisition LLC, an Illinois limited liability company and a wholly owned subsidiary of the Company (“Merger LLC”), Merger Sub was merged with and into Nicor (the “Merger”), with Nicor as the surviving corporation in the Merger (the “Surviving Corporation”), which was immediately followed after the effective time of the Merger (the “Effective Time”) by the merger of the Surviving Corporation with and into Merger LLC (the “Subsequent Merger,” and together with the Merger, the “Transaction”), with Merger LLC as the surviving entity in the Subsequent Merger.  As a result of the Merger, Nicor became a wholly owned subsidiary of the Company and as a result of the Subsequent Merger, Merger LLC continues to exist as a wholly owned subsidiary of the Company.

At the Effective Time, each issued and outstanding share of common stock of Nicor (other than shares of Nicor common stock held in treasury by Nicor or owned of record by Nicor or any Nicor subsidiary or the Company, which were cancelled as a result of the Merger) was converted into the right to receive consideration consisting of (i) $21.20 in cash, without interest, and (ii) 0.8382 of a share of Company common stock (the “Merger Consideration”).  Immediately prior to the Effective Time, each share of restricted Nicor common stock vested in full and was converted into the right to receive the Merger Consideration, subject to withholding taxes.  Immediately prior to the Effective Time, each outstanding vested or unvested restricted stock unit in respect of Nicor common stock was cancelled and converted into the right to receive a cash payment equal to the product of (i) the number of shares of Nicor common stock subject to such restricted stock unit, and (ii) the value of the Merger Consideration, subject to withholding taxes.  In addition, immediately prior to the Effective Time, each option to purchase Nicor common stock outstanding was cancelled and converted into the right to receive a cash payment equal to the product of (A) the number of shares previously subject to such option and (B) the excess, if any, of (1) the value of the Merger Consideration over (2) the exercise price per share of the option, subject to withholding taxes.

In connection with the closing of the Transaction, the shares of Nicor, which traded under the symbol “GAS,” have as of December 12, 2011 ceased trading on, and are being delisted from, the New York Stock Exchange (the “NYSE”) and the Chicago Stock Exchange (the “CHX”).  Our common stock continues to trade on the NYSE and on December 16, 2011, our ticker symbol will change from “AGL” to “GAS.”

The foregoing description of the Merger Agreement and the Transaction does not purport to be complete and is qualified in it is entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1 and Exhibit 2.2 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 15, 2011, Northern Illinois Gas Company, an Illinois corporation and wholly owned subsidiary of the Company, doing business as Nicor Gas Company (“Nicor Gas”), entered into a Credit Agreement (the “Credit Agreement”) among Nicor Gas, as borrower, SunTrust Bank, as administrative agent and lender, Wells Fargo Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-syndication agents and lenders, JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as co-documentation agents and lenders, and the several banks and other financial institutions or entities from time to time parties thereto.

Pursuant to the Credit Agreement, Nicor Gas may borrow up to $700 million from time to time on a revolving basis, which, subject to certain restrictions, can be used to (i) repay indebtedness under the 3 Year Credit Agreement, dated as of April 23, 2010, as amended, among the Nicor Gas, Nicor, the lenders party thereto, and JPMorgan Chase Bank, N.A., as agent, and the 364-Day Credit Agreement, dated as of April 19, 2011, as amended, among Nicor Gas, the lenders party thereto, and JPMorgan Chase Bank, N.A., as agent; (ii) support the issuance of commercial paper by Nicor Gas; (iii) fund permitted acquisitions and capital expenditures of Nicor Gas and its subsidiaries; and (iv) provide for ongoing working capital needs and general corporate purposes of Nicor Gas and its subsidiaries.  The Credit Agreement includes a $75 million sub-facility for swingline loans, and has an “accordion” provision whereby Nicor Gas can request that the total amount it can borrow be increased to up to $900 million (subject to the acceptance by existing or new lenders of additional commitments).  The Credit Agreement matures on December 15, 2016 (subject to adjustment pursuant to the Credit Agreement).

At Nicor Gas’ option, interest on borrowings under the Credit Agreement will be based on either the alternate base rate or the London Inter-Bank Offered Rate (LIBOR) plus, in either case, an applicable interest margin.  The alternate base rate is the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus ½ of 1%, (ii) the prime commercial lending rate of SunTrust, or (iii) the one-month LIBOR plus 1%.  The applicable interest margin varies from time to time based on Nicor Gas’ then-current credit ratings for the long-term, non-credit enhanced senior unsecured debt securities of Nicor Gas (or if there is no such rating, Nicor Gas' issuer rating and/or corporate family rating, as the case may be).

As of the closing, and based upon Nicor Gas’ current credit ratings, base rate borrowings, based on the prime rate, would bear interest, excluding any facility fee, at approximately 3.25% per annum.  One-month LIBOR-based borrowings would bear interest, excluding any facility fee, at approximately 1.28%.

Under the Credit Agreement, Nicor Gas must have on a consolidated basis, a total debt to total capitalization ratio of no greater than 0.70:1.00, as of the end of any fiscal month.  The Credit Agreement also contains certain other covenants that, among other things, restrict liens and encumbrances, mergers and consolidations, asset dispositions, dividends, and other restricted payments, loans, and investments, and other matters customarily restricted in such agreements.  In addition, the Credit Agreement contains customary representations, affirmative covenants, and events of default for facilities of this type.  Upon an uncured event of default under the Credit Agreement, all amounts owing under the Credit Agreement, if any, depending on the nature of such event of default will automatically, or may upon notice by the Administrative Agent or the requisite lenders thereunder, become immediately due and payable and the lenders may terminate their commitments.

Merger LLC (as the successor company to Nicor) and Nicor Gas have had prior business relationships with most of the agents and lenders or their affiliates that are parties to the Credit Agreement, for which Merger LLC (as the successor company to Nicor)  and Nicor Gas have paid customary fees and expenses.  Nicor Gas and its affiliates have also entered into hedging arrangements with certain lenders.  Affiliates of certain of the lenders under the Credit Agreement have acted as underwriters for issuances of securities of Nicor Gas and affiliates of the Company.

The foregoing summary of the material terms of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 below is incorporated into this Item 3.03 by reference.

Item 4.01.                Changes in Registrant’s Certifying Accountant.

Upon completion of the Transaction, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) continued as the independent registered public accounting firm of the Company, including its wholly owned subsidiary, Merger LLC.  As a result of the Transaction, the Audit Committee (the “Audit Committee”) of the Company’s board of directors (the “Board”) dismissed Deloitte & Touche LLP (“Deloitte”) as Nicor Gas’ and Merger LLC’s independent public accountants, effective as of the effective time of the Subsequent Merger.  This action was authorized by the Audit Committee on October 31, 2011.  The Audit Committee made the determination to engage PricewaterhouseCoopers to serve as Nicor Gas’ and Merger LLC’s independent public accountants as part of its responsibility under the Sarbanes-Oxley Act of 2002 and related regulations adopted and proposed by the SEC and the New York Stock Exchange, which formally charge audit committees of public companies with the responsibility of evaluating, retaining and discharging a company’s independent auditor.

The reports of Deloitte on the consolidated financial statements of Nicor Gas and Merger LLC for the fiscal years ended December 31, 2010 and December 31, 2009 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During Nicor Gas’ and Merger LLC’s fiscal years ended December 31, 2009 and December 31, 2010 and through the date of this Form 8-K, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the foregoing disclosures.  Copies of Deloitte’s letters dated December 15, 2011, stating its agreement with such statements are attached hereto as Exhibit 16.1 and Exhibit 16.2.

During Nicor Gas’ and Merger LLC’s fiscal years ended December 31, 2009 and December 31, 2010 and through the date of this Form 8-K, the Company and Merger LLC did not consult PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Directors

At the Effective Time, as approved by a resolution of the Company’s Board adopted on December 6, 2011 and pursuant to the Merger Agreement, the number of directors on the Board was increased from 15 to 16.  At the Effective Time, each of the following former members of the Nicor board of directors was elected to the Board (and to the indicated committees of the Board) (the “New Directors”):

Director	Committee(s)
Norman R. Bobins	Audit Committee and Compensation and Management Development Committee
Brenda J. Gaines	Audit Committee and Nominating, Governance and Corporate Responsibility Committee
Armando J. Olivera	Finance and Risk Management Committee
John E. Rau	Executive Committee, Finance and Risk Management Committee and Nominating, Governance and Corporate Responsibility Committee

Each New Director’s current term will expire at the Company’s 2012 annual meeting of shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal.  Each of our directors serving prior to the Effective Time continues to serve as a director of the Company.

As of the Effective Time, the members of the committees of the Board and the chairman of each such committee are as follows:

Audit	Compensation and Management Development (C&MD)	Executive	Finance and Risk Management (F&RM)	Nominating, Governance and Corporate Responsibility (NG&CR)
Wolf, Chair	Whyte, Chair	Johnson, Chair	Rubright, Chair	Love, Chair
Bane	Bane	Love	Bell	Johnson
Knox	Bell	Rubright	Crisp	Knox
Love	Crisp	Somerhalder	Johnson	McTier
McTier	Rubright	Whyte	Somerhalder	O’Hare
O’Hare	Wolf	Wolf	Whyte	Gaines*
Bobins*	Bobins*	Rau*	Olivera*	Rau*
Gaines*			Rau*
*New Directors from Nicor.

Mr. Armando J. Olivera, a member of the Board, is President and Chief Executive Officer of Florida Power & Light Company (“FPL”), a wholly owned subsidiary of NextEra Energy, Inc. (“NextEra”).  FPL and NextEra Energy Management LP, a subsidiary of NextEra, each entered into a Base Contract for Sale and Purchase of Natural Gas, dated as of June 1, 2004, with Sequent Energy Management, LP, a subsidiary of the Company.  FPL also receives natural gas utility services from Florida City Gas, a subsidiary of the Company, and receives natural gas at one of its power plants from Virginia Natural Gas, another subsidiary of the Company (such utility services and the Base Contract for Sale and Purchase of Natural Gas agreements collectively referred to herein as the “Agreements”).  The Company entered into the Agreements prior to Mr. Olivera's designation for nomination and election to the Board and prior to the date of the Merger Agreement and there have been no amendments to the Agreements since Mr. Oliver's designation to the Board.  Mr. Olivera was not involved in any negotiations of the Agreements and is not involved in the day to day transactions that are the subject of the Agreements.
Pursuant to the terms of the Agreements, the Company paid FPL and NextEra an aggregate of approximately $10,861,795 in 2008, $4,144,592 in 2009 and $3,855,781 in 2010 and FPL and NextEra paid the Company an aggregate of approximately $64,213,526 in 2008, $14,990,563 in 2009 and $50,158,572 in 2010.  The payments made or received by the Company and FPL, respectively, pursuant to the Agreements, did not exceed 2% of NextEra's consolidated gross revenues in each of the last three fiscal years (which is the standard as set forth in our Standards for Determining Director Independence or "Independence Standards").  However, the payment made by FPL and NextEra to the Company in 2010 exceeded 2% of the Company’s consolidated gross revenues for 2010 by 0.1%, which, under our Independence Standards, creates a presumption of materiality. Based on all the relevant facts and circumstances from the standpoint of each of Mr. Olivera and NextEra, the Board determined that Mr. Olivera meets the Company's Independence Standards.
           Effective as of December 9, 2011, the Board adopted amendments to its compensation program for the Company’s non-employee directors.  As a result of such amendments, the Company’s Amended and Restated 2006 Non-Employee Directors Compensation Plan (the “Plan”), effective as of the effective time of the Subsequent Merger, provides as follows:

General
A director who is one of our employees receives no additional compensation for his or her services as a director or as a member of a committee of our Board. A director who is not one of our employees (a non-employee director) receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings.

Annual Retainer
Each non-employee director receives an annual retainer for service as a director. The amount and form of the annual retainer are fixed from time to time by resolution of the Board. The annual retainer is currently $190,000, of which $95,000, or the Cash Portion, is payable in cash in quarterly installments and $95,000, or the Equity Portion, is payable in shares of our common stock on the first day of each annual service term. Alternatively, a director may choose to receive his or her entire retainer (including the Cash Portion) in shares of our common stock, or to defer the retainer under the Company’s 1998 Common Stock Equivalent Plan for Non-Employee Directors (the “Common Stock Equivalent Plan”).

Amounts deferred under the Common Stock Equivalent Plan are invested in common stock equivalents that track the performance of our common stock and are credited with equivalents to dividend payments that are made on our common stock. Common stock equivalents may not be voted or transferred. At the end of a participating non-employee director’s board service, he or she receives a cash distribution based on the then-current market value of his or her common stock equivalents and dividend equivalents.

Committee Chair and Lead Director Retainer
Committee chairs receive an additional annual retainer of $15,000. The Lead Director receives an additional annual retainer of $20,000. The committee chair and Lead Director retainers are payable, at the election of each director, in cash or shares of our common stock, or they may be deferred under the Common Stock Equivalent Plan.

Meeting Fees
Non-employee directors receive no additional compensation for attendance at meetings of the Board or Board committee meetings.
Share Ownership and Holding Period Requirements for Non-Employee Directors
In order to serve on our Board, directors are required to own shares of our common stock. Our share ownership guidelines for non-employee directors require that non-employee directors own shares of our common stock having a value of at least $475,000, which represents five times the value of the annual retainer. Each director has five years from the date of his or her initial election to meet the share ownership requirement. Common stock equivalents and shares issuable upon the exercise of vested stock options are included in the determination of the ownership guideline amount. We believe that the equity component of non-employee director compensation serves to further align the interests of the non-employee directors with the interests of our shareholders.

Under the terms of the 2006 Non-Employee Directors Equity Compensation Plan, non-employee directors are required to hold shares awarded under such plan until the earlier of (i) five years from the date of the initial stock award or subsequent stock grant; (ii) termination of the non-employee director’s service; or (iii) a change in control of the Company. Shares subject to the holding period include all shares issued in connection with the initial stock award under the plan and all shares issued under the plan in payment of all or part of a director’s annual retainer.

The foregoing description of the Plan is not complete and is qualified entirely by reference to the full text of the Plan attached hereto as Exhibit 10.2 and incorporated herein by reference.

Named Executive Officers

In connection with the closing of the Transaction, on December 9, 2011, the Board appointed Peter I. Tumminello to serve as the Company’s Executive Vice President – Wholesale Services, making his new title President, Sequent Energy Management, LP, and Executive VP–Wholesale Services, and appointed Henry P. Linginfelter to serve as the Company’s Executive Vice President–Distribution Operations, changing his position from Executive Vice President–Utility Operations of the Company, each appointment effective as of the Effective Time.

In connection with the closing of the Transaction, on December 9, 2011, the Compensation and Management Development Committee (the “Committee”) of the Board approved the grant of special equity awards and changes to the ongoing compensation of certain officers of the Company, including each of the named executive officers – John W. Somerhalder II, Andrew W. Evans, Henry P. Linginfelter, Paul R. Shlanta and Peter I. Tumminello (the “Named Executive Officers”).

Special Merger Awards.  The special merger awards consist of grants of restricted stock.   These awards were issued to persons considered to be key contributors to the Merger integration effort and are intended to recognize such persons for their efforts and to retain their services over a three-year vesting period.  Awards issued to certain officers, including the Named Executive Officers, also include a performance-vesting requirement based upon operation and maintenance expense of the combined company.

The grants to the Named Executive Officers are as follows:

Name	Number of Restricted Shares	Vesting Period
John W. Somerhalder II	15,470	3 years, with performance component
Andrew W. Evans	8,620	3 years, with performance component
Henry P. Linginfelter	8,430	3 years, with performance component
Paul R. Shlanta	5,090	3 years, with performance component
Peter I. Tumminello	4,350	3 years, with performance component

Changes in Executive Compensation.  In consideration of the increase in the Company’s size and scope of operations in connection with the Merger, the Committee also made various changes to the compensation of certain officers, including the Named Executive Officers.  Base salary for each of the Named Executive Officers, other than Mr. Tumminello, was increased by 5%, effective as of the date of the Transaction.  Target annual incentive award opportunities, as a percentage of base salary, remained unchanged, but target long-term incentive award opportunities were increased for awards to be issued in 2012, as follows:

Name	Increase in Base Salary	2012 AIP Award Target Opportunity (as % of Base Salary)	2012 LTI Award Target Opportunity (as % of Base Salary)
John W. Somerhalder II	5%	unchanged (110%)	$3.3 million** (from $2.2 million)
Andrew W. Evans	5%	unchanged (65%)	160% (from 140%)
Henry P. Linginfelter	5%	unchanged (65%)	160% (from 140%)
Paul R. Shlanta	5%	unchanged (55%)	120% (from 85%)
Peter I. Tumminello	unchanged	unchanged*	75% (unchanged)

_____________________
* Mr. Tumminello’s target annual incentive award is 6.5% of the earned incentive pool for the Company’s wholesale business.
**  Mr. Somerhalder’s target LTI Award is expressed as a dollar value, rather than a percentage of his base salary.

Item 5.03.                  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2011, in connection with the Transaction and as previously approved by the Company’s shareholders at a special meeting of the shareholders of the Company held on June 14, 2011, the Company amended and restated its Amended and Restated Articles of Incorporation (the “Articles of Amendment”) to increase the number of directors who may serve on the Board from 15 to 16, each of whom will serve one-year terms upon their election or reelection at the annual meeting of shareholders.  Also on December 9, 2011, the Company amended its Bylaws to increase the number of directors who may serve on the Board from 15 to 16 and to delete the Board membership criteria requiring directors of the Company to own at least 100 shares of Company common stock. These amendments reflect changes contemplated or necessitated by the Merger Agreement, which are described in the Company’s Registration Statement on Form S-4 filed with the Securities & Exchange Commission (the “SEC”) on February 4, 2011, as amended.

The Articles of Amendment and amended Bylaws are effective as of December 9, 2011.  A copy of the Articles of Amendment and amended Bylaws were attached as Exhibit 3.1 and Exhibit 3.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2011 (the “Company’s December 13, 2011 Form 8-K”) and are incorporated herein by reference.

Item 8.01.                  Other Events.

On December 9, 2011, the Company issued a press release announcing the completion of the Transaction.  The press release is attached hereto as Exhibit 99.1.

Item 9.01.                  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The historical audited consolidated balance sheets of Nicor as of December 31, 2010 and 2009, and the audited consolidated statements of income, cash flows, common equity, and comprehensive income for each of the three years in the period ended December 31, 2010 were previously filed in the Company’s December 13, 2011 Form 8-K, which is incorporated herein by reference.  The historical unaudited condensed consolidated financial statements, and explanatory notes, of Nicor as of September 30, 2011 and 2010 were previously filed in the Company’s December 13, 2011 Form 8-K, which is incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined consolidated financial statements and explanatory notes relating to Company’s acquisition of Nicor were previously filed in the Company’s December 13, 2011 Form 8-K, which is incorporated herein by reference.  The unaudited pro forma condensed combined consolidated statements of income for the nine months ended September 30, 2011, and the year ended December 31, 2010, give effect to the Transaction as if it were completed on January 1, 2010.  The unaudited pro forma condensed combined statement of financial position as of September 30, 2011, gives effect to Transaction as if it were completed on September 30, 2011.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of December 6, 2010, by and among AGL Resources Inc., Apollo Acquisition Corp., Ottawa Acquisition LLC and Nicor Inc. (incorporated by reference from the Company’s Current Report on Form 8-K filed on December 7, 2010).

2.2
Waiver entered into as of February 4, 2011, by and among AGL Resources Inc., Apollo Acquisition Corp. and Nicor Inc. (incorporated by reference from the Company’s Current Report on Form 8-K filed on February 9, 2011).

3.1
Amended and Restated Articles of Incorporation of AGL Resources Inc., filed on December 9, 2011 with the Secretary of State of the State of Georgia (incorporated by reference from the Company’s Current Report on Form 8-K filed on December 13, 2011).

3.2	Bylaws of AGL Resources Inc., as amended on December 9, 2011 (incorporated by reference from the Company’s Current Report on Form 8-K filed on December 13, 2011).
10.1
Credit Facility, dated as of December 15, 2011 among Northern Illinois Gas Company, an Illinois corporation, as borrower, the several banks and other financial institutions or entities from time to time parties to this Agreement, as lenders, SunTrust Bank, as administrative agent and lender, Wells Fargo Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-syndication agents and lenders, and JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as co-documentation agents and lenders.

10.2	AGL Resources Inc. 2006 Non-Employee Directors Equity Compensation Plan, amended and restated as of December 9, 2011.
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated December 15, 2011.
16.2	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated December 15, 2011.
99.1	Press Release of AGL Resources Inc., dated December 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: December 15, 2011	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of December 6, 2010, by and among AGL Resources Inc., Apollo Acquisition Corp., Ottawa Acquisition LLC and Nicor Inc. (incorporated by reference from the Company’s Current Report on Form 8-K filed on December 7, 2010).

2.2
Waiver entered into as of February 4, 2011, by and among AGL Resources Inc., Apollo Acquisition Corp. and Nicor Inc. (incorporated by reference from the Company’s Current Report on Form 8-K filed on February 9, 2011).

3.1
Amended and Restated Articles of Incorporation of AGL Resources Inc., filed on December 9, 2011 with the Secretary of State of the State of Georgia (incorporated by reference from the Company’s Current Report on Form 8-K filed on December 13, 2011).

3.2	Bylaws of AGL Resources Inc., as amended on December 9, 2011 (incorporated by reference from the Company’s Current Report on Form 8-K filed on December 13, 2011).
10.1
Credit Facility, dated as of December 15, 2011 among Northern Illinois Gas Company, an Illinois corporation, as borrower, the several banks and other financial institutions or entities from time to time parties to this Agreement, as lenders, SunTrust Bank, as administrative agent and lender, Wells Fargo Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-syndication agents and lenders, and JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as co-documentation agents and lenders.

10.2	AGL Resources Inc. 2006 Non-Employee Directors Equity Compensation Plan, amended and restated as of December 9, 2011.
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated December 15, 2011.
16.2	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated December 15, 2011.
99.1	Press Release of AGL Resources Inc., dated December 9, 2011.